Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

MDxHealth SA

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value	457(c)	2,243,060	$2.405	$5,394,559.30	0.00014760	$796.23
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-
	Total Offering Amounts					$5,394,559.30		$796.23
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$796.23

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.
(2)	Based on the average of the high and low prices of the ordinary shares of the Registrant on June 27, 2024 on the Nasdaq Capital Market, and estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act.